UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 8, 2022

(Exact name of registrant as specified in its charter)

Nevada	000-18590	84-1133368
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

651 Corporate Circle, Suite 200, Golden, Colorado 80401

(Address of principal executive offices including zip code)

Registrant’s telephone number, including area code: (303) 384-1400

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	GTIM	Nasdaq Stock Exchange

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 8, 2022, the Company announced it has appointed Matthew Karnes as the Company’s Senior Vice President of Finance. In such role, Mr. Karnes will oversee all finance responsibilities for the Company.

Mr. Karnes, age 40, has over 18 years of restaurant operations experience. From December 2019 to March 2022, he was a Chief Operating and Financial Officer for Denver Economic Development and Opportunity and from November 2015 to August 2018, Matthew was the Finance Director for FP&A and Contract Services at Denver International Airport. Additionally, Mr. Karnes served in a variety of individual and supervisory roles within finance and operations after graduating from the University of Arkansas.

In connection with Mr. Karnes’ appointment, the Company’s Board of Directors approved, pursuant to Rule 5635(c)(4) of the Nasdaq Stock Market Listing Rules, the grant of inducement equity awards to Mr. Karnes in the form of (a) a stock option to purchase 25,000 shares of the Company’s common stock granted on Mr. Karnes’ first day of employment (the “Initial Options”); and (b) an additional stock option to purchase 25,000 shares of common stock to be granted on the one year anniversary date of Mr. Karnes employment (the “Additional Options,” and, together with the Initial Options, the “Options”). The Options will be granted outside of the Company’s 2018 Omnibus Equity Incentive Plan as an inducement material to Mr. Karnes’ acceptance of employment with the Company. The Initial Options have a ten-year term, vest 1/3 each year over a three-year vesting period, subject to Mr. Karnes’ continuous employment with the Company, and will have an exercise price equal to the Company’s closing market price on the day of grant. The Additional Options will have a ten-year term, an exercise price equal to the greater of market price on the date of grant or $5.00 and will vest upon the achievement the Company’s common stock reaching a market price of $7.50 per share, calculated based upon a trailing 60-day volume weighted average price.

There are no family relationships between Mr. Karnes and any of the officers or directors of the Company.

There are no related party transactions with Mr. Karnes that are reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Number	Description

10.1*	Stock Option Award Agreement

99.1*	Press Release dated March 8, 2022

Exhibit 104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

*Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOOD TIMES RESTAURANTS INC.

Date:	March 8, 2022	By:
Ryan M. Zink
President and Chief Executive Officer